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FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JAN. 19, 1999
No. C29504-98

/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

      CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
       (Before Payment of Capital or Issuance of Stock)
                                                    Filed by:

                     MEGA TOOLS CORPORATION


We, the undersigned Incorporators or Directors of Mega Tools
Corporation, do certify:

1.	We constitute at least two-thirds of the original
incorporators or directors of Mega Tools Corporation, a Nevada corporation.

2.	The original Articles were filed in the Office of Secretary of
State on December 17, 1998.

3.	As of the date of this certificate, no stock of the
corporation has been issued.

4.	We hereby adopt the following amendments to the articles of
incorporation of this corporation:

Article I is hereby amended to read as follows:


The name of this corporation is Mega Pro Tools Corporation.

                                      /s/ Michael A. Cane
                                      -------------------
                                      Signature


                                      -------------------
                                      Signature



County of Clark   )
                  ) ss.
State of Nevada   )

On January 19, 1999, personally appeared before me, a Notary
Public, MICHAEL A. CANE, who acknowledged that he executed the above instrument.

                                      /s/ Anne Marie Gibson
/s/ ANN MARIE GIBSON                 -------------------
Notary Public - Nevada                Signature of Notary
No. 99-49969-1
My appt. exp. Nov. 17, 2002

(Notary Stamp or Seal)